UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2018

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105 (Zip Code)

(314) 480-1400 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On December 12, 2018, the Compensation Committee of Olin Corporation (“Registrant” or “Company”) adopted the Olin Corporation Change in Control Severance Plan for Section 16(b) Officers (the “CIC Plan”) and the Olin Corporation Severance Plan for Section 16(b) Officers (the “Severance Plan”) (the CIC Plan and Severance Plan, together, the “Plans”), in each case effective January 27, 2019. The Plans are intended to replace the Executive Agreements and Executive Change in Control Agreements between the Registrant and certain Company officers, which will terminate on January 26, 2019.

The Company officers who are designated as “officers” under Section 16(b) of the Securities Exchange Act of 1934 are eligible to participate in the Plans. Such participants include without limitation our chief executive officer, our principal/chief financial officer and the other officers who are “named executive officers” in the Company’s Proxy Statement for its 2018 Annual Shareholders Meeting.

The Severance Plan provides for severance protections upon certain terminations of employment not related to a change in control, while the CIC Plan provides for severance protections for certain terminations in connection with a change in control, of the Company. Below is a summary of the material terms of the Plans.

Eligibility. Any officer of the Company who is subject to the reporting rules under Section 16 of the Securities Exchange Act of 1934 is eligible to participate under the Plans, provided that such officer has executed a written acknowledgement regarding the Plans. As a condition to participation in the Plans, the written acknowledgment reflects agreement of the participant to the restrictive covenants (as described below) and other applicable terms contained under the Plans.

Non-Change-in-Control Severance. Under the terms of the Severance Plan, if a participant experiences a “qualifying termination” (as described below) not in connection with a change in control of the Company, the Company will provide the participant with the following severance payments and benefits:

•	an amount equal to one times the sum of the participant’s annual base salary and target annual cash incentive payment, payable in twelve equal monthly installments;

•
if the qualifying termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on the Company’s actual performance and payable at such time such incentive payments are payable to other employees of the Company;

•
the continuation of medical, dental and life insurance benefits for the participant and his or her dependents for a period of twelve months at active employee rates under the applicable Company plans or programs; and

•	outplacement services for a period of up to twelve months.

Change-in-Control Severance. Under the terms of the CIC Plan, if a participant experiences a qualifying termination upon or within two years of a change in control, the Company will provide the participant with the following severance payments and benefits:

•
an amount equal to two times (or three times in the case of the Company’s chief executive officer) the sum of the participant’s annual base salary and target annual cash incentive payment, payable in a lump sum;

•
if the qualifying termination occurs in the last three quarters of the year, a pro-rated annual cash incentive payment for the year of termination based on the participant’s target annual cash incentive payment, payable in a lump sum;

•
the continuation of medical, dental and life insurance benefits for the participant and his or her dependents for a period of twenty-four months (or thirty-six months in the case of the Company’s chief executive officer) at active employee rates under the applicable Company plans or programs; and

•	outplacement services for a period of up to twelve months.

Qualifying Termination. A “qualifying termination” means the participant’s employment is terminated by the Company other than for cause, disability or death. Additionally, for the CIC Plan, a “qualifying termination” also means the participant’s employment is terminated by the participant due to a good reason event.

Restrictive Covenants and Separation Release Agreement. All payments and other benefits under the Plans to a participant are subject to the participant’s execution and non-revocation of, and continued compliance with, a separation release agreement. The separation release agreement shall provide for a participant’s general release of all claims against the Company and compliance with certain restrictive covenants provided under the Plans, including certain non-competition and non-solicitation covenants during the participant’s severance period.

Section 280G. The CIC Plan provides that if payments and benefits provided to a participant would constitute an “excess parachute payment” for purposes of Section 280G of the Internal Revenue Code (the “Code”), the Participant will have his or her payments and benefits reduced to an amount that results in the greatest after-tax benefit for the participant, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes. The Plans do not provide for any excise tax gross-up benefit to any participant.

The foregoing description of the Plans does not purport to be complete and is qualified in its entirety by reference to the full text of the forms of the Plans, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibit No.	Exhibit
10.1	Olin Corporation Change in Control Severance Plan for Section 16(b) Officers, effective as of January 27, 2019.
10.2	Olin Corporation Severance Plan for Section 16(b) Officers, effective as of January 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLIN CORPORATION

By:	/s/ Eric A. Blanchard
	Name:	Eric A. Blanchard
	Title:	Vice President, General Counsel and Secretary

Date: December 14, 2018